ELEVENTH AMENDMENT OF
2013 LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT OF 2013 LOAN AND SECURITY AGREEMENT (“Eleventh Amendment”) is made as of the 30th day of September, 2017 (the “Effective Date”) by and among ADA-ES, INC., a Colorado corporation (“Borrower”), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (“ADES”), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK (“Lender”).
RECITALS
A.    Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013 (as amended, supplemented, modified and restated from time to time, the “Loan Agreement”).
B.    In accordance with the provisions of the Loan Agreement, Lender has agreed to amend, for the benefit of Borrower, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.
C.    ADES wishes to provide its consent to the amendments set forth herein.
D.    Other than as defined in this Eleventh Amendment, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.
NOW THEREFORE, in consideration of the promises and covenants made by Borrower and contained in this Eleventh Amendment and the consent given by ADES herein, Lender agrees to the amendments set forth below as of the Effective Date:
1.Amendments to Definitions. The following definitions are amended and restated in their entirety, to read as follows:
“EBITDA” means for any Measurement Period, with respect to Borrower and its Subsidiaries on a consolidated basis, in accordance with GAAP, net income for such period (i) plus, without duplication and to the extent deducted in calculating net income, the sum of (a) interest expense, (b) the sum of federal, state, local and foreign taxes paid in cash, (c) depreciation and amortization expense, (d) subject to Lender’s approval, which shall not be unreasonably withheld, any extraordinary, unusual or non-recurring items, and, (e) any other non-cash items; (ii) minus, without duplication and to the extent added in calculating net income, the sum of (a) any extraordinary, unusual or non-recurring items, including without limitation all income from the sale of activated carbon injection and dry sorbent injection equipment systems, and (b) any non-cash items.
“Maximum Secured Line” means Ten Million Dollars ($10,000,000).
“Secured Line Termination Date” means September 30, 2018, or such earlier date as may occur pursuant to Section 8.2 hereof.

2.    Amendment of Exhibits. Exhibit C and Exhibit F to the Loan Agreement are each amended and restated to read, respectively, in their entirety, as attached hereto.

3.    Letter of Credit Facility. Section 2.11(a) is amended and restated to read as follows:
(a)    Subject to the terms and conditions of this Agreement and the other Loan Documents, the Secured Line may be utilized, upon request of Borrower, in addition to the Advances, for the issuance of Letters of Credit by Lender provided, however, that in no event shall:

(i)    the aggregate amount of the Letters of Credit exceed at any time the sum of Eight Million Dollars ($8,000,000);
(ii)    the aggregate amount of the Letters of Credit, plus the aggregate principal amount of all Advances then outstanding, exceed at any time the Borrowing Base;
(iii)    the expiration date of any Letter of Credit extend beyond the Maturity Date;
(iv)    Lender be obligated to issue any Letter of Credit at any time while there then exists and is continuing any Default or Event of Default; nor
(v)    any Letter of Credit be issued in a currency other than United States Dollars nor at a tenor other than sight.

4.    Promise to Pay Fees. Section 3.2 is amended and restated in its entirety to read as follows:
(a)    Borrower shall pay Lender, on or before execution hereof, a loan origination fee of Twenty-Five Thousand Dollars ($25,000); and
(b)    Borrower shall pay Lender an annual unused commitment fee equal to .75% of the averaged unused portion of the Maximum Secured Line payable monthly in arrears commencing on November 1, 2017 (the “Non-Use Fee”). For the purpose of calculating the Non-Use Fee, the Letters of Credit issued hereunder shall be deemed to be a use of the Maximum Secured Line.
5.    Litigation. Section 5.6 is amended and restated in its entirety to read as follows:

Other than the arbitration award issued on April 8, 2011 in favor of Norit Americas, Inc. and Norit International, N.V., and the related subsequent confidential settlement agreement dated August 29, 2011 and indemnity settlement agreement dated November 28, 2011, the material terms of which have been disclosed to Lender (“Settlement Agreements”), there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Borrower or ADES, threatened against Borrower which, if adversely determined, would, in any case or in the aggregate, have a Material Adverse Effect.
6.    Financial Covenants. Section 6.12, entitled “Minimum Balance Covenant,” is hereby deleted.

7.    No Default. Borrower and ADES hereby certify to Lender that, after giving effect to the amendments and waivers provided herein, Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Eleventh Amendment.

8.    Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (“Lender Parties”) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Eleventh Amendment or the Loan Agreement existing or accrued as of the date of this Eleventh Amendment. This release shall survive the termination of this Eleventh Amendment. Borrower acknowledges that the foregoing release is a material inducement to Lender’s decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Eleventh Amendment.
9.    Costs. Borrower will pay Lender’s attorneys’ fees for preparation of this Eleventh Amendment and all reasonable costs and expenses of Lender in connection therewith.
10.    Miscellaneous.

(a)	The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b)	The terms and conditions of this Eleventh Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c)
This Eleventh Amendment may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.

(d)	Except as expressly modified by this Eleventh Amendment, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e)
This Eleventh Amendment and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f)
This Eleventh Amendment, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Eleventh Amendment as of the date first above set forth.

ADA-ES, INC.,
a Colorado corporation

By:	/s/ L. Heath Sampson
Name:	L. Heath Sampson
Title:	President

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ L. Heath Sampson
Name:	L. Heath Sampson
Title:	CEO

440469

Signature Page to Eleventh Amendment of 2013 Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Eleventh Amendment as of the date first above set forth.

COBIZ BANK,
a Colorado corporation,
d/b/a COLORADO BUSINESS BANK

By:	/s/ Paul D. Stanford
Paul D. Stanford, Senior Vice President

400469

Signature Page to Eleventh Amendment of 2013 Loan and Security Agreement

EXHIBIT C
BORROWING BASE CERTIFICATE
(Revised 9/30/2017)

As of the period ending              , 20

This Certificate is made and dated as of                 , 20     and is submitted by ADA-ES, INC., a Colorado corporation, in accordance with the 2013 Loan and Security Agreement by and among ADA-ES, INC., ADVANCED EMISSIONS SOLUTIONS, INC., and COBIZ Bank, a Colorado corporation, d/b/a Colorado Business Bank (as amended, modified, supplemented and restated from time to time, the “Loan Agreement”). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Loan Agreement.

The undersigned hereby certifies to Lender that the undersigned is familiar with the following financial information, which has been taken from Borrower’s books and records, which are complete and accurate, and the following calculations on the Borrowing Base and the remaining amount under the Borrowing Base are true and correct.

BORROWING BASE
(All numbers must be taken from the most recent 10-K or 10-Q filed by ADES with the Securities and Exchange Commission.)

A. Total fixed payments due to Borrower by CCS n/k/a Tinuum Group, LLC on the AECI Leases
B. Balance in A discounted to present value using a discount factor of ten percent (10%)*
C. Eighty percent (80%) of B
D. Total Available Collateral: C or $10,000,000, whichever is less
E. Current Secured Line Balance of $____________ plus the aggregate amount of outstanding Letters of Credit of $________________)
F. Excess / (Deficit) Borrowing Base (D minus E)
*Spreadsheet used to calculate present value attached.

ADA-ES, INC.,
a Colorado corporation

By:
Name:
Title:

Exhibit C

EXHIBIT F
FORM OF COMPLIANCE CERTIFICATE
(Revised 9/30/2017)

ADA-ES, INC., a Colorado corporation (“Borrower”), and ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation (“ADES”), hereby certify to COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK (“Lender”) pursuant to the 2013 Loan and Security Agreement by and among Borrower, ADES and Lender (as amended, modified, supplemented and restated from time to time, the “Loan Agreement”), that:

A.General.

1.Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

2.Borrower has materially complied with the terms, covenants and conditions to be performed or observed by Borrower contained in the Loan Agreement and the Loan Documents.

3.Neither on the date hereof nor, if applicable, after giving effect to any Advance made under the Loan Agreement on the date hereof, does there exist an Event of Default.

B.	Financial Covenants. (All numbers must be taken from the most recent 10 K or 10-Q filed by ADES with the Securities and Exchange Commission.)

1.Minimum EBITDA Covenant:

A. Consolidated net income for the Measurement Period of ADES and its Subsidiaries
without duplication and to the extent deducted in calculating Net Income in A:
B. interest expense
C. the sum of federal, state, local and foreign taxes paid in cash
D. depreciation and amortization expense
E. any extraordinary, unusual or non-recurring items
F. any other non-cash items
G. Total of A+B+C+D+E+F
without duplication and to the extent deducted in calculating Net Income in A:
H. any extraordinary, unusual or non-recurring items, including without limitation all income from the sale of activated carbon injection and dry sorbent injection equipment systems
I. any other non-cash items
J. Total of H+I
K. G less J
L. Is K greater than or equal to $24,000,000	yes/no

Exhibit F, Page 1

IN WITNESS WHEREOF, Borrower and ADES have executed and delivered this Compliance Certificate on             , 20___.

ADA-ES, INC., a Colorado corporation	ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation

By:	By:
Its:	Its:

Exhibit F, Page 2